As filed with the Securities and Exchange Commission on November 12, 2013.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-137585

UNDER
THE SECURITIES ACT OF 1933
__________________

HIMAX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
__________________
Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
No. 26, Zih Lian Road Sinshih District, Tainan City 74148 Taiwan, Republic of China
(Address of principal executive offices, including zip code)
__________________

HIMAX TECHNOLOGIES, INC. 2005 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number, including area code, of agent for service)
__________________

Copy to:
James C. Lin, Esq.
Davis Polk & Wardwell LLP
c/o 18th Floor, The Hong Kong Club Building
3A Chater Road
Hong Kong
(852) 2533-3300
__________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 26, 2006, File No. 333-137585 (the “Registration Statement”), is being filed by Himax Technologies, Inc. (the “Registrant”), to deregister certain ordinary shares, par value $0.0001 per share of the Registrant, as further changed to par value of $0.3 per share of the Registrant since August 10, 2009 (“Ordinary Shares”), that were originally registered under the Registration Statement for issuance under the Himax Technologies, Inc. 2005 Long-Term Incentive Plan (the “2005 Incentive Plan”).

A total of 16,752,312 Ordinary Shares were initially registered for issuance under the 2005 Incentive Plan.  A total of 10,847,626 Ordinary Shares were actually issued pursuant to awards of restricted share units granted under the 2005 Incentive Plan, all of which have vested as of the date hereof. Accordingly, 5,904,686 Ordinary Shares remain available but not actually issued pursuant to the 2005 Incentive Plan (the “Unused Shares”). The Registration Statement is hereby amended to deregister the Unused Shares that were previously registered but are neither issued nor subject to outstanding awards granted under the 2005 Incentive Plan as of the date hereof. No further awards will be made under the 2005 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on November 12, 2013.

HIMAX TECHNOLOGIES, INC.

By:	/s/ Jordan Wu
Name: Jordan Wu
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Biing-Seng Wu	Chairman of the Board of Directors	November 12, 2013
Biing-Seng Wu
/s/ Jordan Wu	President and Chief Executive Officer	November 12, 2013
Jordan Wu	(principal executive officer)
/s/ Yan-Kuin Su	Director	November 12, 2013
Yan-Kuin Su /s/ Yuan-Chuan Horng	Director	November 12, 2013
Yuan-Chuan Horng /s/ Hsiung-Ku Chen	Director	November 12, 2013
Hsiung-Ku Chen
/s/ Jackie Chang	Chief Financial Officer	November 12, 2013
Jackie Chang	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in the City of Newark, Delaware, on November 12, 2013.

Puglisi & Associates

By:	/s/ Donald Puglisi
	Name:	Donald Puglisi
	Title:	Managing Director